Exhibit 99.1

ASCENT CAPITAL GROUP TO PRESENT AT UPCOMING JANUARY INVESTOR CONFERENCES

Management to Present at the Citigroup Global Internet, Media & Telecom Conference and the CJS Securities 14th Annual New Ideas for the New Year Conference in January

Englewood, CO — December 19, 2013 — Ascent Capital Group Inc. (“Ascent”) (Nasdaq: ASCMA) announced today that it will present to attendees of the Citigroup Global Internet, Media & Telecom Conference being held on January 8, 2014 at the Bellagio in Las Vegas, NV at 11:15 am PST. Mr. Bill Fitzgerald, Chairman and Chief Executive Officer of Ascent, and Mr. Michael Meyers, Chief Financial Officer of Ascent and its subsidiary Monitronics International, Inc., will speak at the conference. This event will be webcast. During this event, management may make observations regarding the financial performance and outlook of both Ascent and Monitronics.

Mr. Meyers and Mr. John Orr, Senior Vice President of Corporate Development of Ascent will be presenting at the CJS Securities 14th Annual New Ideas for the New Year Conference on January 15, 2014. This event will not be webcast.

A live webcast of the Citigroup event along with copies of management’s presentation will be made available during the event on the Ascent investor relations website at http://ascentcapitalgroupinc.com/Investor-Relations.aspx.

About Ascent Capital Group, Inc.

Ascent is a holding company that owns 100 percent of its operating subsidiary, Monitronics International Inc. and certain former subsidiaries of Ascent Media Group, LLC.  Monitronics, headquartered in Dallas, TX is one of the nation’s largest, fastest-growing home security alarm monitoring companies.

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Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com